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                                                                    Exhibit 99.4
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                                REVOCABLE PROXY
                           MONOCACY BANCSHARES, INC.
/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
             MONOCACY BANCSHARES, INC. FOR THE SPECIAL MEETING OF
                 STOCKHOLDERS TO BE HELD ON NOVEMBER 24, 1998

   The undersigned hereby appoints Eric E. Glass, Donald R. Hull and David M. Abramson, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of Monocacy Bancshares, Inc. (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") to be held on November 24, 1998 at 3:00 p.m. Eastern Standard time at 222 East Baltimore Street, Taneytown, Maryland 21787, and at any and all adjournments or postponements thereof, as follows:







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                                                        Dated ____________, 1998
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Signature of Stockholder                      Signature of Stockholder

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Print Name of Stockholder                     Print Name of Stockholder
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                                                           FOR  AGAINST  ABSTAIN
1. Approval and adoption of the Agreement and Plan of      / /    / /      / /
   Merger, dated as of September 4, 1998, by and between F&M Bancorp and Monocacy Bancshares, Inc., pursuant to which, among other things, Monocacy
   Bancshares, Inc. will merge with and into F&M
   Bancorp.

   This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the proposal listed. The Board of Directors recommends a vote "FOR" the proposal.

   If any other matters are properly brought before the Special Meeting, shares represented by properly executed proxies will be voted in the discretion of the proxies in accordance with their best judgement. Monocacy Bancshares, Inc. does not have any knowledge of any matters to be presented at the Special Meeting other than the matters set forth above.







   The undersigned hereby acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Special Meeting of Stockholders
and the Proxy Statement/Prospectus, dated October   ,1998, for the Special
Meeting to be held on November 24, 1998.

   Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

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                            ^FOLD AND DETACH HERE^







   PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.